SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

THE CONNECTICUT LIGHT AND POWER COMPANY

(Exact name of registrant as specified in its charter)

CONNECTICUT

(State or other jurisdiction of organization)

0-00404 (Commission File Number)	06-0303850 (I.R.S. Employer incorporation or Identification No.)

107 SELDEN STREET
BERLIN, CONNECTICUT 06037-1616
(Address of principal executive offices) (Zip Code)

(860) 665-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 –	Other Events
Item 8.01	Other Events

On May 27, 2008, The Connecticut Light and Power Company (“CL&P”) issued $300,000,000 aggregate principal amount of its 5.65% First and Refunding Mortgage Bonds, 2008 Series A, due 2018 (the “Bonds”) pursuant to an Underwriting Agreement dated May 19, 2008 among CL&P, Barclays Capital Inc., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein. The Bonds were issued under a Supplemental Indenture, dated as of May 1, 2008, between CL&P and Deutsche Bank Trust Company Americas, supplementing the Indenture of Mortgage and Deed of Trust between CL&P and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, dated as of May 1, 1921, as amended and supplemented.

Section 9 –	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

Exhibits	Description
Exhibit 1	Underwriting Agreement dated May 19, 2008 among CL&P and the Underwriters named therein.

Exhibit 4	Supplemental Indenture establishing the terms of the Bonds, dated as of May 1, 2008, between CL&P and Deutsche Bank Trust Company Americas, as Trustee (the “Supplemental Indenture”).

Exhibit 4.1	Form of Series A Bond (included as Schedule A-1 to the Supplemental Indenture).

Exhibit 5	Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Bonds (including consent).

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONNECTICUT LIGHT AND POWER COMPANY (Registrant)
By:	/s/ Patricia C. Cosgel
Name: Patricia C. Cosgel
Title: Assistant Treasurer – Finance

Date: May 29, 2008